Exhibit 99.1

news

1350 East Newport Center Drive, Suite 201, Deerfield Beach, FL 33442 • 954/429-1500 • 954/429-1506

FOR IMMEDIATE RELEASE	SYMBOL: DEVC
Tuesday, December 20, 2005	TRADED: Nasdaq

DEVCON NAMES GEORGE M. HARE AS CHIEF FINANCIAL OFFICER

DEERFIELD BEACH, Fla, December 20 —Devcon International Corp. (NASDAQ: DEVC) announces that George M. Hare, 50, has been named Chief Financial Officer at Devcon International Corp. George will be responsible for directing all the financial activities of the Company including maintaining controls to protect the Company’s assets, preparing SEC financial reports and partnering with the Chief Executive Officer and all other members of executive management to drive the growth of the business through due diligence of acquisitions and capitalizing on other market opportunities to enhance shareholder value.

Mr. Hare received his MBA, CPA and a BS in Accounting Finance at Lehigh University in Bethlehem, PA. Previously, George served as Corporate Director Financial Planning Analysis for Campbell Soup Company, a NYSE company, before joining ADT Security Services, Inc. where he held various executive positions including Managing Director responsible for four service businesses in Australia and New Zealand. After ADT, George was an active partner with Tatum CFO Partners, LLP and a CFO for a NASDAQ software services company while that company was taken from publicly traded to privately owned status. Most recently, George served as COO and CFO of Directions in Marketing, Inc., a $15 million privately owned designer/importer of home and office furnishings.

Stephen J. Ruzika, Devcon President and Chief Executive Officer said, “George is a senior financial executive who has diverse industry experience in both operating and financial management along with extensive knowledge with mergers and acquisitions. George and I have many years together and I look forward to his energetic commitment to our business and his knowledge and experience he brings to our management team.”

Mr. Robert Farenhem, interim Chief Financial Officer, will return to his role as Principal and Chief Financial Officer of Royal Palm Capital Partners, a private investment firm. Mr. Farenhem will continue to assist Devcon with future transactions on a consulting basis.

About Devcon

Devcon has three operating divisions and an operating joint venture. The Security Services Division provides electronic security services to commercial and residential customers in selected Florida markets. The Construction Division dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites, primarily in the Bahamas and the eastern Caribbean. The Materials Division now produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean with principal operations, on St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. DevMat, an 80-percent-owned joint venture, was formed in 2003 to build, own and operate fresh water, waste water treatment and power systems.

MORE . . .

PAGE 2 / DEVCON NAMES CHIEF FINANCIAL OFFICER

Forward-Looking Statement

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of Devcon’s future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward-looking words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “should”, “will”, and “would” or similar words. You should not rely on forward-looking statements because Devcon’s actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading “Risks Related to our Business” in Devcon’s Form 10-K report for the period ending December 31, 2004 as filed with the Securities and Exchange Commission, and other reports Devcon files from time to time with the Securities and Exchange Commission. Devcon does not intend to and undertakes no duty to update the information contained in this press release.

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FOR MORE INFORMATION:	Stephen J. Ruzika, CEO Devcon International Corp. 954/429-1500 -or- Investor Relations Consultants 727/781-5577 or E-mail: devc@mindspring.com